                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934




 Date of Report (Date of earliest event reported)         JUNE 2, 1997
                                                 ------------------------------




                       CROWN CASINO CORPORATION
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)





            TEXAS                       0-14939                  63-0851141
-------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)





         4040 NORTH MACARTHUR BOULEVARD, SUITE 100, IRVING, TEXAS 75038
-------------------------------------------------------------------------------
                    (Address of principal executive offices)





  Registrant's telephone number, including area code       (972) 717-3423
                                                    ---------------------------




-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On June 2, 1997, pursuant to a definitive purchase agreement (the "Purchase Agreement"), Crown Casino Corporation (the "Company") acquired 49% of the capital stock of Casino Magic Neuquen S.A. ("CMN"), as well as interests in certain other assets and contracts related to CMN, from Casino Magic Corp. ("Casino Magic") for a purchase price of $7 million cash. The purchase price was funded from cash on hand. CMN operates casinos in the cities of Neuquen and San Martin de los Andes in the Province of Neuquen, Argentina under an exclusive concession contract that expires in 2007, but can be extended by CMN for five additional years under certain circumstances. In total, the two casinos contain 409 slot machines, 53 table games and have 30,000 square feet of gaming. Revenues were $13.0 million and $15.9 million for the years ended December 31, 1995 and 1996, respectively, and $5.9 million for the first four months of 1997.

The interests in certain assets and contracts include (i) a demand promissory note in the amount of $4,226,473 issued by CMN, (ii) a 49% interest in certain equipment and a related lease agreement whereby CMN leases equipment from Casino Magic, (iii) a 49% interest in a royalty fee payable by CMN to Casino Magic for the use of the "Casino Magic" trade name, and related symbols and logotypes, and (iv) a 16.4% interest in a technical assistance agreement between CMN and Casino Magic and the related fee payable by CMN.

In connection with the above described transaction, the Company and Casino Magic entered into a shareholders' agreement (the "Shareholders' Agreement") which provides, among other things, that in the event either the Company or Casino Magic desires to sell its interest in CMN such shareholder must first offer to sell its interest to the other shareholder under the terms and conditions provided in the Shareholders' Agreement. Except as expressly permitted by the Shareholders' Agreement, neither the Company nor Casino Magic may sell, assign, or otherwise transfer or encumber any part of the CMN stock owned by either of them without the written consent of the other shareholder. The Shareholders' Agreement also provides that the Company and Casino Magic may jointly develop additional casinos in Argentina on mutually satisfactory terms, and that neither the Company nor Casino Magic may own, operate or obtain any material benefit from another casino in Argentina without the prior written consent of the other shareholder.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) and (b). The financial statements required to be filed with this report are not presently available. The Company will file the required financial statements under cover of Form 8-KA as soon as practicable but not later than 60 days after the due date of the filing of this report.

(c) Exhibits.

The following exhibits are filed with this report:

Exhibit Number                    Description of Exhibit
--------------                    ----------------------
2.5                               Purchase Agreement dated as of May 31, 1997 by
                                  and among the Company and Casino Magic.

10.12                             Shareholders' Agreement dated as of May 31,
                                  1997 by and among the Company and Casino
                                  Magic.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           By:      \s\ Mark D. Slusser
                                                   ----------------------------
                                                   Mark D. Slusser
                                                   Chief Financial Officer

Dated:      June 16, 1997
      -----------------------

                                 EXHIBIT INDEX

Exhibit Number                    Description of Exhibit
--------------                    ----------------------
2.5                       Purchase Agreement dated as of May 31, 1997 by and
                          among the Company and Casino Magic.

10.12 Shareholders' Agreement dated as of May 31, 1997 by and among the Company and Casino Magic.